SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2016, World Wrestling Entertainment, Inc. (the “Company”) entered into the First Amendment to the Amended and Restated Credit Agreement (the “First Amendment”) among the Company, as borrower, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”). The First Amendment amends the Amended and Restated Credit Agreement dated as of July 29, 2016 (the “Credit Agreement”). The First Amendment was entered into in connection with the Company’s intention to offer $175 million aggregate principal amount of convertible unsecured senior notes due 2023 as described in Item 8.01 below.

The First Amendment provides for, among other things, (i) a reduction in the Commitment (as defined in the Credit Agreement) from $150 million to $100 million, (ii) an increase in the limit of the Consolidated Leverage Ratio (as defined in the Credit Agreement) from 3.0:1.00 to 3.5:1.00 and (iii) an increase in the limit of the Consolidated Leverage Ratio as a condition to optional debt payments from 1.5:1.00 to 3.0:1.00. The effectiveness of the amendments set forth in the immediately preceding clauses (i), (ii) and (iii) is conditioned upon, among other things, the completion of the offering described in Item 8.01 below. The First Amendment also permits the Company to issue the convertible notes described below and enter into the convertible note hedge and warrant transactions described in Item 8.01 below.

The foregoing is a summary description of certain terms of the First Amendment and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.18A to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 12, 2016, the Company issued a press release announcing its intention to offer $175 million aggregate principal amount of convertible unsecured senior notes due 2023 in a private placement transaction to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company also expects to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $26.25 million aggregate principal amount of the notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the pricing of the notes, the Company expects to enter into convertible note hedge transactions with one or more of the initial purchasers or their respective affiliates (the “option counterparties”). The Company also expects to enter into warrant transactions with the option counterparties.

In addition on December 12, 2016, the Company issued a press release which, among other things, reaffirms certain guidance for the fourth quarter of 2016 previously provided by the Company. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 hereto is being furnished only and shall not, except to the extent required by applicable law or regulation, be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.18A	First Amendment, dated as of December 12, 2016, to Amended and Restated Revolving Credit Facility dated July 29, 2016, and related exhibits and schedules.

99.1	Press Release dated December 12, 2016.

99.2	Press Release dated December 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Mark Kowal
Mark Kowal
Chief Accounting Officer and Senior Vice President, Controller

Dated: December 12, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.18A	First Amendment, dated as of December 12, 2016, to Amended and Restated Revolving Credit Facility dated July 29, 2016, and related exhibits and schedules.

99.1	Press Release dated December 12, 2016.

99.2	Press Release dated December 12, 2016.